Exhibit 99.1

STONEGATE MORTGAGE CORPORATION REPORTS THIRD QUARTER 2013

FINANCIAL RESULTS

Quarterly Performance Highlights:

•	GAAP diluted EPS of $0.10 on net income of $1.7 million

•	Adjusted diluted EPS of $0.35 on adjusted net income of $6.1 million

•	Total revenues of $32.3 million

•	Adjusted revenues of $37.8 million

•	Total mortgage loan originations of $2.3 billion

•	Total mortgage loan locks of $3.0 billion

•	Ending loan servicing portfolio at September 30, 2013 of $9.7 billion in unpaid principal balance

Recent Developments Subsequent to September 30, 2013:

•	Completed initial public offering (“IPO”) of 8,165,000 shares of common stock, at a price to the public of $16.00 per share, resulting in net proceeds of $123.9 million.

•	Entered into a binding letter of intent to acquire the wholesale lending channel and certain distributed retail assets of Nationstar Mortgage Holdings Inc. (“Nationstar”).

•	As further described below, entered into a definitive agreement to acquire Crossline Capital, Inc. (“Crossline”), a California-based mortgage lender that originates, funds and services residential mortgages.

•	Purchased a mortgage servicing rights portfolio with an unpaid principal balance of $142 million.

Indianapolis, Ind.—November 14, 2013—Stonegate Mortgage Corporation (“Stonegate Mortgage” or the “Company”) (NYSE: SGM), a leading, non-bank mortgage company focused on originating, financing and servicing U.S. residential mortgage loans, today reported results for the quarter ended September 30, 2013.

“Our third quarter results reflect solid business execution during a period of rising interest rates and underscore the strength of our differentiated, vertically integrated and scalable mortgage banking platform,” said Jim Cutillo, Chief Executive Officer of Stonegate Mortgage. “Our three lines of business—mortgage originations, mortgage servicing and mortgage financing—complement each other and create a natural hedge against interest rate volatility and business cyclicality, an important factor in our performance. Having completed our IPO, we continue to execute our growth strategy as evidenced by our recently announced acquisitions which will accelerate our geographic expansion, add talented senior executives and enhance our ability to serve a broader range of mortgage brokers and regional banks. We are confident in our ability to integrate these businesses, which will help fuel our growth and creating near and long-term shareholder value for our investors.”

Net income for the third quarter was $1.7 million, or $0.10 per diluted share, compared to $9.1 million, or $0.63 per diluted share, in the second quarter of 2013 and $9.5 million, or $1.00 per diluted share in the third quarter of 2012.

Adjusted net income was $6.1 million, or $0.35 per diluted share, for the third quarter 2013, after adjusting for non-cash valuation adjustments, certain other non-cash expense items and ramp-up and other non-routine expenses. Adjusted net income was $8.4 million, or $0.58 per diluted share, for the second quarter of 2013 and $7.0 million, or $0.74 per diluted share, for the third quarter 2012. Refer to page 8 for a reconciliation to the most directly comparable measure calculated in accordance with GAAP.

Revenues decreased 27% to $32.3 million in the third quarter of 2013 from $44.3 million in the second quarter of 2013 and were up 3% from $31.4 million in the third quarter of 2012.

Adjusted revenues decreased 4% to $37.8 million in the third quarter of 2013 from $39.5 million in the second quarter of 2013 and were up 50% from $25.2 million in the third quarter of 2012. Refer to page 7 for a reconciliation to the most directly comparable measure calculated in accordance with GAAP.

Mortgage loan origination volume increased 12%, to $2.3 billion during the third quarter of 2013 from $2.1 billion in originations in the second quarter of 2013 and grew 123% from origination volume of $1.1 billion in the third quarter of 2012.

The Company’s servicing portfolio, as measured by unpaid principal balance (“UPB”), ended the third quarter 2013 at $9.7 billion, an increase of 28% from second quarter 2013 ending UPB of $7.6 billion, and up 229% over the third quarter 2012 ending UPB of $2.9 billion.

Recent Developments—Acquisition of Crossline Capital; Continues Execution of Retail Channel Expansion and Growth Strategy

On November 13, 2013, Stonegate Mortgage entered into a definitive agreement to acquire Crossline. The acquisition of Crossline will help expand the Company’s retail channel and accelerate its geographic expansion, which is consistent with the Company’s acquisition and growth strategy. Crossline will be operated as a wholly-owned subsidiary of Stonegate Mortgage.

Crossline is licensed to originate mortgages in 20 states including Arizona, California, Colorado, Connecticut, Florida, Georgia, Idaho, Maryland, Massachusetts, New Hampshire, New Mexico, North Carolina, Ohio, Oregon, Pennsylvania, Rhode Island, Texas, Utah, Virginia and Washington, and is an approved Fannie Mae Seller Servicer. In addition, it operates two national mortgage origination call centers in Lake Forest, CA and Scottsdale, AZ and also operates retail mortgage origination branches in seven other locations in Southern California. Crossline originated $572 million in mortgage loans during the year ended December 31, 2012 and $374 million in mortgage loans during the nine months ended September 30, 2013.

Conference Call and Webcast

The Company will host a conference call today, November 14, 2013, at 8:30 a.m. EST in which management will discuss the third quarter earnings results.

To access the call please dial (877) 303-5863 from the United States, or (678) 304-6908 from outside the U.S. The conference call I.D. number is 90506738. Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.

A replay of the call can be accessed through November 21, 2013 by dialing (800) 585-8367 from the U.S., or (404) 537-3406 from outside the U.S. The conference call I.D. number is 90506738.

This call will also be available as a live webcast which can be accessed at Stonegate Mortgage’s Investor Relations Website at http://investors.stonegatemtg.com.

About Stonegate Mortgage Corporation

Founded in 2005, Stonegate Mortgage Corporation (NYSE: SGM) is a leading, non-bank, integrated mortgage company that originates, finances and services agency and non-agency residential mortgages through its network of retail offices and approved third party originators. Stonegate Mortgage also provides financing through its fully integrated warehouse lending platform, NattyMac. Stonegate Mortgage’s operational excellence, financial strength, dedication to customer service and commitment to technology have positioned the firm as a leading provider in the emerging housing finance market.

For more information on Stonegate Mortgage Corporation, please visit www.stonegatemtg.com.

Stonegate Mortgage Contacts:

Media Contact:	Investor Contact:
Whit Clay	Michael McFadden
Sloane & Company (on behalf of Stonegate Mortgage Corporation)	Stonegate Mortgage Corporation
W: 212-446-1864	W: 317-663-5904
wclay@sloanepr.com	michael.mcfadden@stonegatemtg.com

Stonegate Mortgage Corporation

Key Operating Statistics

(Unaudited)

	Three Months Ended
(In millions)	September 30, 2013	June 30, 2013	September 30, 2012
Origination volume by channel:
Retail	$152.6	$194.2	$145.8
Wholesale	421.6	402.1	257.6
Correspondent	1,766.3	1,488.6	646.9

Total origination volume	$2,340.5	$2,084.9	$1,050.3

Average origination volume per business day	$36.6	$32.6	$16.7
Mortgage loan locks volume:
Mortgage loans locked	$2,973.4	$2,800.0	$1,796.9
Average mortgage loans locked per business day	$46.5	$43.8	$28.5

	September 30, 2013	June 30, 2013	September 30, 2012
Servicing portfolio	$9,682.6	$7,588.3	$2,943.0

Stonegate Mortgage Corporation

Consolidated Statements of Income

(Unaudited)

	Three Months Ended
(In thousands, except per share data)	September 30, 2013	June 30, 2013	September 30, 2012
Revenues
Gains on mortgage loans held for sale	$13,216	$25,373	$24,240
Changes in mortgage servicing rights valuation	2,099	5,460	—
Loan origination and other loan fees	5,640	5,350	2,919
Loan servicing fees	5,966	5,239	1,504
Interest income	5,359	2,926	1,574
Other revenue	—	—	1,172

Total revenues	32,280	44,348	31,409
Expenses
Salaries, commissions and benefits	16,477	17,634	9,160
General and administrative expense	6,131	5,293	1,913
Interest expense	3,297	4,602	1,798
Occupancy, equipment and communication	2,980	1,638	676
Impairment of mortgage servicing rights	—	—	695
Amortization of mortgage servicing rights	—	—	1,171
Provision for mortgage repurchases and indemnifications	414	(33)	525
Depreciation and amortization expense	466	529	180
Loss on disposal of property and equipment	25	—	—

Total expenses	29,790	29,663	16,118

Income before income tax expense	2,490	14,685	15,291
Income tax expense	807	5,550	5,825

Net income	1,683	9,135	9,466
Less: preferred stock dividends	—	(8)	(19)

Net income attributable to common stockholders	$1,683	$9,127	$9,447

Earnings per share
Basic	$0.10	$0.86	$2.90

Diluted	$0.10	$0.63	$1.00

Stonegate Mortgage Corporation

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share data)	September 30, 2013	December 31, 2012
Assets
Cash and cash equivalents	$24,564	$15,056
Restricted cash	20,132	3,445
Mortgage loans held for sale, at fair value	518,858	218,624
Servicing advances	1,952	938
Derivative assets	17,071	11,989
Mortgage servicing rights, at fair value	132,907	—
Mortgage servicing rights, at lower of amortized cost or fair value	—	42,202
Property and equipment, net	7,859	4,026
Intangible assets, net	3,320	3,590
Investment in closely held entity, at cost	740	740
Loans eligible for repurchase from GNMA	13,909	7,116
Notes receivable from stockholders	—	222
Other assets	7,617	1,658

Total assets	$748,929	$309,606

Liabilities and stockholders’ equity
Liabilities
Secured borrowings	$272,610	$102,675
Warehouse lines of credit	194,709	100,301
Operating lines of credit	4,684	5,131
Accounts payable and accrued expenses	22,772	18,606
Derivative liabilities	23,825	1,787
Reserve for mortgage repurchases and indemnifications	3,202	1,917
Due to related parties	309	348
Contingent earn-out liability	2,103	2,095
Liability for loans eligible for repurchase from GNMA	13,909	7,116
Deferred income tax liabilities, net	26,868	14,381

Total liabilities	564,991	254,357
Stockholders’ equity
Preferred stock, without par value, shares authorized—25,000,000; shares issued and outstanding—0 and 8,342,112	—	33,000
Common stock, par value $0.01, shares authorized—100,000,000; shares issued and outstanding—17,604,236 and 3,464,798	176	28
Treasury stock, at cost—591,554 and 630,699 shares	(1,707)	(1,820)
Additional paid-in capital	144,127	3,205
Retained earnings	41,342	20,836

Total stockholders’ equity	183,938	55,249

Total liabilities and stockholders’ equity	$748,929	$309,606

Stonegate Mortgage Corporation

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
(In thousands)	2013	2012
Operating Activities
Net Income	$20,533	$13,344
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization expense	1,379	456
Loss on disposal of property and equipment	25	—
Bargain purchase gain	—	(1,172)
Amortization of debt discount	1,522	—
Forgiveness of note receivable from stockholder	214	—
Gains on mortgage loans held for sale	(63,791)	(47,709)
Amortization, mortgage servicing rights	—	2,584
Impairment, mortgage servicing rights	—	5,522
Changes in mortgage servicing rights valuation	(11,649)	—
Provision for reserve for mortgage repurchases and indemnifications	1,379	826
Stock-based compensation expense	1,742	7
Deferred income tax expense	12,487	8,211
Change in contingent earn-out liability	8	—
Proceeds from sale and principal payments of mortgage loans held for sale	6,026,889	1,903,842
Originations and purchases of mortgage loans held for sale	(6,325,203)	(2,050,307)
Repurchases and indemnifications of previously sold loans	(322)	—
Changes in operating assets and liabilities:
Restricted cash	(16,687)	(8,625)
Servicing advances	(1,014)	(203)
Other assets	(5,959)	(111)
Accounts payable and accrued expenses	4,491	7,178
Due to related parties	(39)	181

Net cash used in operating activities	(353,995)	(165,976)
Investing activities
Purchases of property and equipment	(4,967)	(1,117)
Purchase of assets in a business combination	—	(512)
Repayment of notes receivable from stockholder	8	(19)

Net cash used in investing activities	(4,959)	(1,648)
Financing activities
Net proceeds from borrowings under mortgage funding arrangements and operating lines of credit	263,895	148,850
Proceeds from borrowing from stockholder	10,000	—
Repayment of borrowing from stockholder	(4,345)	—
Repayment of borrowing of subordinated debt	—	(750)
Payments of capital lease obligations	(14)	—
Net proceeds from issuance of common stock	101,645	1,000
Proceeds from issuance of preferred stock	—	24,000
Payment for redemption of preferred stock	—	(1,500)
Purchase of treasury stock	—	(910)
Payment of equity issuance costs	(2,692)	(1,638)
Preferred stock dividends	(27)	(99)

Net cash provided by financing activities	368,462	168,953

Change in cash and cash equivalents	9,508	1,329
Cash and cash equivalents at beginning of period	15,056	403

Cash and cash equivalents at end of period	$24,564	$1,732

Stonegate Mortgage Corporation

GAAP Reconciliation

(Unaudited)

We calculate adjusted revenues, adjusted net income and adjusted diluted EPS as performance measures, which are considered non-GAAP financial measures, to further aid our investors in understanding and analyzing our core operating results and comparing them among periods. Adjusted revenues exclude non-cash fair valuation adjustments related to our mortgage loans held for sale and related derivative assets and liabilities, as well as the bargain purchase gain from our 2012 acquisition of NattyMac, which we do not consider part of our core revenues. Adjusted net income and adjusted diluted EPS also exclude certain items that we do not consider part of our core operating results including expenses related to the financing of our term loan, certain other non-cash expense items and ramp-up costs associated with the launch of our non-agency jumbo loan origination program. These ramp-up costs include the advance hiring of servicing and originations staff, recruiting expenses, travel, licensing and legal expenses. In addition, adjusted net income excludes certain other non-routine income and expenses, primarily non-deferrable expenses associated with our private equity and initial public offerings and acquisition costs related to NattyMac. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for total revenues, income before income taxes, net income or diluted EPS prepared in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. These non-GAAP financial measures are performance measures and are presented to provide additional information about our core operations.

	Three Months Ended
(In thousands, except per share data)	September 30, 2013	June 30, 2013	September 30, 2012
Total revenues	$32,280	$44,348	$31,409
Adjustments:
Changes in mortgage servicing rights valuation	(2,099)	(5,460)	—
Non-cash fair value adjustment for mortgage loans pipeline[1]	7,577	586	(5,060)
NattyMac bargain purchase gain	—	—	(1,172)

Adjusted revenues	$37,758	$39,474	$25,177

[1]	Mortgage loans pipeline represents our mortgage loans held for sale and related derivative assets and liabilities (interest rate lock commitments and related mortgage backed securities forward trades).

Stonegate Mortgage Corporation

GAAP Reconciliation

(Unaudited)

	Three Months Ended
(In thousands, except per share data)	September 30, 2013	June 30, 2013	September 30, 2012
Net income	$1,683	$9,135	$9,466
Adjustments:
Interest expense associated with term loan	—	1,587	—
Changes in mortgage servicing rights valuation	(2,099)	(5,460)	—
Impairment of mortgage servicing rights	—	—	695
Amortization of mortgage servicing rights	—	—	1,171
Non-cash fair value adjustment for mortgage loans pipeline[1]	7,577	586	(5,060)
Stock-based compensation expense	829	906	7
Ramp-up and other non-routine expenses	826	1,277	—
NattyMac bargain purchase gain	—	—	(1,172)
NattyMac acquisition costs	—	—	406
Tax effect of adjustments	(2,696)	417	1,506

Adjusted net income	$6,120	$8,448	$7,019

Diluted EPS	$0.10	$0.63	$1.00
Adjustments:
Interest expense associated with term loan	—	0.11	—
Changes in mortgage servicing rights valuation	(0.12)	(0.38)	—
Impairment of mortgage servicing rights	—	—	0.07
Amortization of mortgage servicing rights	—	—	0.12
Non-cash fair value adjustment for mortgage loans pipeline[1]	0.43	0.04	(0.53)
Stock-based compensation expense	0.05	0.06	—
Ramp-up and other non-routine expenses	0.05	0.09	—
NattyMac bargain purchase gain	—	—	(0.12)
NattyMac acquisition costs	—	—	0.04
Tax effect of adjustments	(0.16)	0.03	0.16

Adjusted diluted EPS	$0.35	$0.58	$0.74

[1]	Mortgage loans pipeline represents our mortgage loans held for sale and related derivative assets and liabilities (interest rate lock commitments and related mortgage backed securities forward trades).

Forward Looking Statements

Various statements contained in this earnings release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. Our forward- looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “intend,” “anticipate,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this earnings release speak only as of the date of this earnings release; we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including those discussed in the “Risk Factors” section within our final prospectus dated October 9, 2013, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.